Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of The Goldman Sachs Group, Inc., Goldman Sachs Capital I, Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital VI, Goldman Sachs Capital VII, and GS Finance Corp. of our report dated February 24, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the incorporation by reference in this Registration Statement of our reports on our reviews of the unaudited consolidated financial statements of The Goldman Sachs Group, Inc. and its subsidiaries as of March 31, 2022, and for the three-month periods ended March 31, 2022 and 2021, as indicated in our report dated April 29, 2022, as of June 30, 2022, and for the three-month and six-month periods ended June 30, 2022 and 2021, as indicated by our report dated August 3, 2022, and as of September 30, 2022, and for the three-month and nine-month periods ended September 30, 2022 and 2021, as indicated by our report dated November 2, 2022. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

January 18, 2023

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